Exhibit 99.1

Q2 Holdings, Inc. Announces Fourth Quarter and Full-Year 2017 Financial Results
Total fourth quarter revenue of $51.7 million, up 23 percent year-over-year, and full-year revenue of $194.0 million, up 29 percent year-over-year

AUSTIN, Texas (Feb. 14, 2018)-Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of secure, cloud-based digital banking solutions for community-focused financial institutions, today announced results for its fourth quarter and full year ending Dec. 31, 2017.

Fourth Quarter and Full-Year 2017 Results

•	Revenue for the fourth quarter of $51.7 million, up 23 percent year-over-year and full-year revenue of $194 million, up 29 percent year-over-year.

•
GAAP gross margin for the fourth quarter of 48.6 percent, down from 49.8 percent one year ago. Non-GAAP gross margin for the fourth quarter of 52.7 percent, down from 53.2 percent one year ago. GAAP gross margin for the full year of 48.7 percent, up from 48.5 percent in 2016. Full-year non-GAAP gross margin of 52.5 percent, up from 51.9 percent in 2016.

•
GAAP net loss for the fourth quarter of $5.5 million, which compares to a GAAP net loss of $7.5 million for the fourth quarter of 2016, and $5.8 million for the third quarter of 2017. GAAP net loss for the full year of 2017 of $26.2 million, which compares to $36.4 million for the full year 2016. Adjusted EBITDA for the fourth quarter of positive $4.1 million, an improvement from positive $1.3 million one year ago and positive $3.6 million for the third quarter of 2017. Full-year adjusted EBITDA of positive $10.2 million compared to negative $4.5 million in 2016.

“We had a great finish to 2017 with record bookings in the quarter,” said Matt Flake, CEO of Q2. “We saw a significant increase in activity in the bank market, where an improved economic environment is accelerating banks’ decision-making. With the addition of four Tier 1 banks in the fourth quarter and a solid pipeline entering the year, I believe 2018 should be another strong year for Q2.”

Fourth Quarter and Full-Year 2017 Highlights

•	Posted the largest bookings quarter in company history in the fourth quarter of 2017.

•	Signed a Top 100 credit union and four Tier 1 banks in the fourth quarter, including a $30 billion bank in the Northeast and a $15 billion bank in the Midwest.

•	Signed Acorns, a savings and micro-investment platform with three million customers, for use of the Q2 Open product suite.

•	Exited the fourth quarter with approximately 10.4 million registered users on the Q2 platform, representing 4 percent sequential and 21 percent year-over-year growth.

Financial Outlook

Q2 Holdings is providing guidance for its first quarter 2018 as follows:

•	Total revenue of $52.6 million to $53.2 million, which would represent year-over-year growth of 18 percent to 20 percent.

•
Adjusted EBITDA of positive $1.4 million to positive $2 million. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes things such as depreciation and amortization, stock based compensation, acquisition-related costs, interest, income taxes and unoccupied lease charges. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss.

Q2 Holdings is providing guidance for the full-year 2018 as follows:

•	Total revenue of $234 million to $236 million, which would represent year-over-year growth of 21 percent to 22 percent.

•
Adjusted EBITDA of positive $19 million to positive $21 million. Adjusted EBITDA differs from GAAP net loss in that it excludes things such as depreciation and amortization, stock based compensation, acquisition-related costs, interest, income taxes and unoccupied lease charges. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss.

Conference Call Details

Date:	Feb. 15, 2018
Time:	8:30 a.m. EST
Hosts:	Matt Flake, CEO / Jennifer Harris, CFO
Dial in:	US toll free: 1-833-241-4254
International: 1-647-689-4205
Conference ID:	8194919

Please join the conference call at least 10 minutes before start time to ensure the line is connected. A live webcast of the conference call will be accessible from the investor services section of the Q2 Holdings, Inc. website at http://investors.q2ebanking.com/.

A replay of the webcast will also be available at this website on a temporary basis shortly after the call.

About Q2 Holdings, Inc.

Q2 is a leading provider of secure, experience-driven digital banking solutions headquartered in Austin, Texas. We are driven by a mission to build stronger communities by strengthening their financial institutions. Q2 provides the industry’s most comprehensive digital banking platform, enriched through actionable data insights, open development tools and an evolving fintech ecosystem. We help clients elevate the experience, drive efficiency and grow faster. To learn more about Q2, visit www.q2ebanking.com.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: adjusted EBITDA; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating loss; and, non-GAAP net loss. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of adjusted EBITDA, Q2 adjusts net loss for such things as interest, taxes, depreciation and amortization, stock-based compensation, acquisition-related costs, amortization of technology and intangibles, and unoccupied lease charges. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation and amortization of acquired technology. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. In the case of non-GAAP operating loss and non-GAAP net loss, Q2 adjusts operating loss and net loss, respectively, for stock-based compensation, acquisition related-costs, amortization of acquired technology, amortization of acquired intangibles, and unoccupied lease charges.

These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2’s management uses these non-GAAP measures as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2’s business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2’s financial performance.

Forward-looking Statements

This press release contains forward-looking statements, including statements about positive sales and bookings momentum, increased activity in the bank market and the effects of the improved economic environment on banks’ decision-making, optimism about our pipeline and Q2’s performance in 2018, and Q2’s quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk of increased competition in its existing markets and as it enters new sections of the market with Tier 1 customers and new products and services; (b) the risk that the market for Q2’s solutions does not grow as anticipated, in particular with respect to Tier 1 customers; (c) the risk that Q2’s increased focus on selling to larger Tier 1 customers may result in greater uncertainty and variability in Q2’s business and sales results; (d) the risk that changes in Q2’s market, business or sales organization negatively impacts its ability to sell its products and services; (e) the challenges and costs associated with selling, implementing and supporting Q2’s solutions, particularly for larger customers with more complex requirements and longer implementation processes; (f) the risk that errors, interruptions or delays in Q2’s products or services or Web hosting negatively impacts Q2’s business and sales; (g) risks associated with data breaches and breaches of security measures within Q2’s products, systems and infrastructure and the resultant harm to Q2’s business and its ability to sell its products and services; (h) the impact that a slowdown in the economy, financial markets, and credit markets has on Q2’s customers and Q2’s business sales cycles, prospects and customers’ spending decisions and timing of implementation decisions, particularly in regions where a significant number of Q2’s customers are concentrated; (i) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality required by customers and governmental authorities; (j) the risks inherent in technology and implementation partnerships that could cause harm to Q2’s business; (k) the difficulties and costs Q2 may encounter with complex implementations of its solutions and the resulting impact on reputation and the timing of its revenue from any delayed implementations; (l) the risk that Q2 will not be able to maintain historical contract terms such as pricing and duration; (m) the risks associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth; (n) the risk that modifications or negotiations of contractual arrangements will be necessary during Q2’s implementations of its solutions or the general risks associated with the complexity of Q2’s customer arrangements; (o) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (p) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; and (q) the risks associated with further consolidation in the financial services industry.

Additional information relating to the uncertainty affecting the Q2 business are contained in Q2’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Services section of Q2’s website at http://investors.q2ebanking.com/. These forward-looking statements represent Q2’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2017	December 31, 2016
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$57,961	$54,873
Restricted cash	2,315	1,315
Investments	41,685	42,249
Accounts receivable, net	13,203	12,240
Prepaid expenses and other current assets	3,115	3,215
Deferred solution and other costs, current portion	9,246	8,839
Deferred implementation costs, current portion	3,562	2,938
Total current assets	131,087	125,669
Property and equipment, net	34,544	27,480
Deferred solution and other costs, net of current portion	12,973	11,125
Deferred implementation costs, net of current portion	8,295	8,096
Intangible assets, net	12,034	15,208
Goodwill	12,876	12,876
Other long-term assets	1,006	526
Total assets	$212,815	$200,980

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$29,694	$29,088
Deferred revenues, current portion	38,379	30,123
Total current liabilities	68,073	59,211
Deferred revenue, net of current portion	28,289	31,707
Deferred rent, net of current portion	9,393	9,466
Other long-term liabilities	438	361
Total liabilities	106,193	100,745
Stockholders' equity:
Common stock	4	4
Treasury stock	(855)	(417)
Additional paid-in capital	259,726	226,485
Accumulated other comprehensive loss	(139)	(54)
Accumulated deficit	(152,114)	(125,783)
Total stockholders' equity	106,622	100,235
Total liabilities and stockholders' equity	$212,815	$200,980

Q2 Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$51,703	$42,155	$193,978	$150,224
Cost of revenues (1) (2)	26,572	21,146	99,485	77,429
Gross profit	25,131	21,009	94,493	72,795

Operating expenses:
Sales and marketing (1)	10,292	9,486	41,170	36,284
Research and development (1)	10,673	8,508	40,338	32,460
General and administrative (1)	9,863	8,477	37,179	31,959
Acquisition related costs	263	1,514	1,232	6,307
Amortization of acquired intangibles	368	366	1,481	1,470
Unoccupied lease charges	—	—	—	33
Total operating expenses	31,459	28,351	121,400	108,513
Loss from operations	(6,328)	(7,342)	(26,907)	(35,718)
Other income (expense), net	137	(74)	429	(209)
Loss before income taxes	(6,191)	(7,416)	(26,478)	(35,927)
Benefit from (provision for) income taxes	670	(97)	314	(427)
Net Loss	$(5,521)	$(7,513)	$(26,164)	$(36,354)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale investments	(70)	(41)	(85)	47
Comprehensive loss	$(5,591)	$(7,554)	$(26,249)	$(36,307)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.13)	$(0.19)	$(0.63)	$(0.92)
Weighted average common shares outstanding, basic and diluted	41,777	40,258	41,218	39,649

(1)	Includes stock-based compensation expenses as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Cost of revenues	$1,203	$635	$3,729	$2,043
Sales and marketing	1,101	717	3,243	2,231
Research and development	1,337	884	4,464	2,934
General and administrative	2,672	1,583	9,503	5,432
Total stock-based compensation expenses	$6,313	$3,819	$20,939	$12,640

(2)
Includes amortization of acquired technology of $0.9 million and $0.8 million for the three months ended December 31, 2017 and 2016, respectively, and $3.6 million and $3.2 million for the twelve months ended December 31, 2017 and 2016, respectively.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended December 31,
	2017	2016
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(26,164)	$(36,354)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Amortization of deferred implementation, solution and other costs	7,455	6,775
Depreciation and amortization	14,946	12,199
Amortization of debt issuance costs	28	96
Amortization of premiums on investments	319	425
Stock-based compensation expenses	20,939	12,640
Deferred income taxes	(350)	281
Other non-cash charges	30	254
Changes in operating assets and liabilities	(7,731)	7,078
Cash provided by operating activities	9,472	3,394
Cash flows from investing activities:
Net redemptions of investments	158	945
Purchases of property and equipment	(12,315)	(14,349)
Business combinations and asset acquisitions, net of cash acquired	(3,816)	(95)
Capitalization of software development costs	(970)	(2,692)
Purchases of intangible assets	—	(323)
Increase in restricted cash	(1,000)	—
Cash used in investing activities	(17,943)	(16,514)
Cash flows from financing activities:
Payments on financing obligations and capital leases, net	—	(5,059)
Proceeds from issuance of common stock	11,559	6,003
Net cash provided by financing activities	11,559	944
Net increase (decrease) in cash and cash equivalents	3,088	(12,176)
Cash and cash equivalents, beginning of period	54,873	67,049
Cash and cash equivalents, end of period	$57,961	$54,873

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP gross profit	$25,131	$21,009	$94,493	$72,795
Stock-based compensation	1,203	635	3,729	2,043
Amortization of acquired technology	914	798	3,624	3,191
Non-GAAP gross profit	$27,248	$22,442	$101,846	$78,029

Non-GAAP gross margin:
Non-GAAP gross profit	$27,248	$22,442	$101,846	$78,029
GAAP revenue	51,703	42,155	193,978	150,224
Non-GAAP gross margin	52.7%	53.2%	52.5%	51.9%

GAAP sales and marketing expense	$10,292	$9,486	$41,170	$36,284
Stock-based compensation	(1,101)	(717)	(3,243)	(2,231)
Non-GAAP sales and marketing expense	$9,191	$8,769	$37,927	$34,053

GAAP research and development expense	$10,673	$8,508	$40,338	$32,460
Stock-based compensation	(1,337)	(884)	(4,464)	(2,934)
Non-GAAP research and development expense	$9,336	$7,624	$35,874	$29,526

GAAP general and administrative expense	$9,863	$8,477	$37,179	$31,959
Stock-based compensation	(2,672)	(1,583)	(9,503)	(5,432)
Non-GAAP general and administrative expense	$7,191	$6,894	$27,676	$26,527

GAAP operating loss	$(6,328)	$(7,342)	$(26,907)	$(35,718)
Stock-based compensation	6,313	3,819	20,939	12,640
Acquisition related costs	263	1,514	1,232	6,307
Amortization of acquired technology	914	798	3,624	3,191
Amortization of acquired intangibles	368	366	1,481	1,470
Unoccupied lease charges	—	—	—	33
Non-GAAP operating income (loss)	$1,530	$(845)	$369	$(12,077)

GAAP net loss	$(5,521)	$(7,513)	$(26,164)	$(36,354)
Stock-based compensation	6,313	3,819	20,939	12,640
Acquisition related costs	263	1,514	1,232	6,307
Amortization of acquired technology	914	798	3,624	3,191
Amortization of acquired intangibles	368	366	1,481	1,470
Unoccupied lease charges	—	—	—	33
Non-GAAP net income (loss)	$2,337	$(1,016)	$1,112	$(12,713)

Reconciliation from diluted weighted-average number of common shares as reported to pro forma diluted weighted average number of common shares
Diluted weighted-average number of common shares, as reported	41,777	40,258	41,218	39,649
Weighted-average effect of potentially dilutive shares	1,976	—	2,064	—
Pro forma diluted weighted-average number of common shares	43,753	40,258	43,282	39,649

Calculation of non-GAAP income (loss) per share:
Non-GAAP net income (loss)	$2,337	$(1,016)	$1,112	$(12,713)
Diluted weighted-average number of common shares (pro forma for three and twelve months ended December 31, 2017)	43,753	40,258	43,282	39,649
Non-GAAP net income (loss) per share	$0.05	$(0.03)	$0.03	$(0.32)

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(5,521)	$(7,513)	$(26,164)	$(36,354)
Depreciation and amortization	3,897	3,264	14,946	12,199
Stock-based compensation	6,313	3,819	20,939	12,640
(Benefit from) provision for income taxes	(670)	97	(314)	427
Interest (income) expense, net	(137)	74	(429)	209
Acquisition related costs	263	1,514	1,232	6,307
Unoccupied lease charges	—	—	—	33
Adjusted EBITDA	$4,145	$1,255	$10,210	$(4,539)

Contacts
Media Contact:
Emma Chase
Red Fan Communications
O: (512) 551-9253 / C: (512) 917-4319
emma@redfancommunications.com

Investor Contact:
Bob Gujavarty
Q2 Holdings, Inc.
O: (512) 439-3447
bobby.gujavarty@q2ebanking.com